EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cree, Inc. Amended and Restated Equity Compensation Plan of our report dated July 23, 2004, with respect to the consolidated financial statements of Cree, Inc. included in its Annual Report (Form 10-K) for the year ended June 27, 2004, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young, LLP


Raleigh, North Carolina
January 12, 2005